WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                 EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995

                                              Wisconsin                  Eliminations
                                                Public       WPS        Debit   Credit        Consolidated
                                               Service     Leasing,     -----   ------           Balance
                                             Corporation     Inc.         (Thousands)             Sheet
                                             -----------   -------      -----   ------        ------------
Operating Revenues:
   Electric                                  $489,000       $ 0                                 $489,000
   Gas                                        174,693         0                                  174,693
   Other                                            0       644          644                           0
                                              -------       ---                                  -------
                                              663,693       644                                  663,693
                                              -------       ---                                  -------
Operating Expenses:
   Electric production fuels                  105,279         0          223      644            104,858
   Cost of gas sold                           116,253         0                                  116,253
   Purchased power                             39,593         0                                   39,593
   Other                                      150,871        10                                  150,881
   Maintenance                                 50,761         0                                   50,761
   Depreciation and amortization               65,373       223                   223             65,373
   Taxes other than income                     25,920         0                                   25,920
                                              -------       ---                                  -------
                                              554,050       233                                  553,639
                                              -------       ---                                  -------
Operating Income                              109,643       411                                  110,054
                                              -------       ---                                  -------
Other Income and (Deductions):
   Allowance for equity funds
     used during construction                     170         0                                      170
   Other, net                                   5,890         0                   129              6,019
                                              -------       ---                                  -------
                                                6,060         0                                    6,189
                                              -------       ---                                  -------

Interest Expense:
   Interest on long-term debt                  22,869       540                                   23,409
   Allowance for borrowed funds
     during construction                          (68)        0                                      (68)
   Other interest                               2,526         0                                    2,526
                                              -------       ---                                  -------
                                               25,327       540                                   25,867
                                              -------       ---                                  -------
Income before income taxes                     90,376      (129)                                  90,376
Income taxes                                   31,138       (52)          52                      31,138
Preferred stock dividends of subsidiary         3,111         0                                    3,111
                                              -------       ---          ---      ---            -------
Net Income                                   $ 56,127      $(77)         919      996           $ 56,127
                                              =======       ===          ===      ===            =======

WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                       EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS                                               (CONTINUED)
AS OF DECEMBER 31, 1995


                                              Wisconsin                     Eliminations
                                                Public         WPS         Debit   Credit    Consolidated
                                               Service      Leasing,       -----   ------      Balance
                                             Corporation      Inc.           (Thousands)        Sheet
                                             -----------    -------        -----   ------    ------------
Retained Earnings (1/31/95)
   Wisconsin Public Service Corporation       $280,730     $                                   $280,730
   WPS Leasing, Inc.                                 0       (9)                    9                 0

Net Income                                      56,127      (77)                   77            56,127
                                               -------      ----                                -------
                                               336,857      (86)                                336,857

Dividends Declared (Common and Preferred):
   Wisconsin Public Service Corporation         46,470                                           46,470

FAS 115 Adjustment                               1,904                                            1,904
                                               -------      ----          --       --           -------
Retained Earnings (12/31/95)                  $292,291     $(86)           0       86          $292,291
                                               =======      ====          ==       ==           =======